
                              SCHEDULE 14A  INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934.
                                 (Amendment No.  )

Filed by the Registrant (x)
Filed by a Party other than the Registrant(  )
Check the appropriate box :
( )     Preliminary Proxy Statement
(x)     Definitive Proxy Statement
( )     Definitive Additional Materials
( )     Soliciting Material Pursuant to 240.14a-11(c) or  240.14a-12

                                 ONE PRICE CLOTHING STORES, INC.
___________________________________________________________________________________________________________
                              (Name of Registrant as Specified In Its Charter)

                                 ONE PRICE CLOTHING STORES, INC.
___________________________________________________________________________________________________________
                              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the Appropriate box);
(x)     $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2)
( )     $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
( )     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
        1)      Title of each class of securities to which transaction applies:
         __________________________________________________________________________________________________
        2)      Aggregate number of securities to which transaction applies:
         __________________________________________________________________________________________________
        3)      Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11:(1)
         __________________________________________________________________________________________________
        4)      Proposed maximum aggregate value of transaction:
         __________________________________________________________________________________________________

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

( )      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and indentify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement, number or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:
        ________________________________________________


        2) Form, Schedule or Registration Statement No.:
        ________________________________________________


        3) Filing Party:
        ________________________________________________

        4) Date Filed:
        ________________________________________________


       ONE PRICE CLOTHING STORES, INC.
            1875 East Main Street
          Highway 290, Commerce Park
         Duncan, South Carolina 29334



                March 17, 1995




Dear Stockholders:

     You are cordially invited to attend the
annual meeting of stockholders to be held at the Greenville-Spartanburg Airport Marriott
Hotel, I-85 and Pelham Road, Greenville,
South Carolina, on Wednesday, April 19, 1995, at 9:30 a.m., local time.

     The principal business of the meeting
will be to elect directors for the ensuing year, to vote on the approval of the Company's Director Stock Option Plan, and to review the results of the past year and re-port on our operations during the first quar-ter of fiscal 1995.

     We would appreciate your completing,
signing, dating and returning to the Company the enclosed proxy card in the envelope provided at your earliest convenience. If you choose to attend the meeting, you may revoke your proxy and personally cast your votes.


               Sincerely yours,




               Henry D. Jacobs, Jr.
               Chairman of the Board




        ONE PRICE CLOTHING STORES, INC.
            1875 East Main Street
          Highway 290, Commerce Park
         Duncan, South Carolina 29334



   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
          TO BE HELD APRIL 19, 1995


     The annual meeting of stockholders (the
"Annual Meeting") of One Price Clothing
Stores, Inc. (the "Company"), will be held on Wednesday, April 19, 1995, at 9:30 a.m., local time, at the Greenville-Spartanburg
Airport Marriott Hotel, I-85 and Pelham Road,
Greenville, South Carolina, for the purpose of considering and acting upon the following:

     1.   The election of nine directors for the
          ensuing year;

     2.   The approval of the Company's Director
          Stock Option Plan; and

     3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     The Company has fixed March 3, 1995 as
the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockhold-ers of record of the Company at the close of business on March 3, 1995 will be entitled to vote at the Annual Meeting and any adjourn-ment or adjournments thereof.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT
THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND
SIGN THE ENCLOSED PROXY CARD AND RETURN IT
PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED
STATES.


             By Order of the Board of Directors,



             Raymond S. Waters
             Secretary


Duncan, South Carolina
March 17, 1995




       ONE PRICE CLOTHING STORES, INC.
            1875 East Main Street
          Highway 290, Commerce Park
         Duncan, South Carolina 29334
                (803) 433-8888


               PROXY STATEMENT

     This Proxy Statement is furnished in
connection with the solicitation by the Board of Directors (the "Board") of One Price
Clothing Stores, Inc. (the "Company"), of proxies to be voted at the Annual Meeting of stockholders of the Company to be held at the Greenville-Spartanburg Airport Marriott Hotel,
I-85 and Pelham Road, Greenville, South
Carolina, on Wednesday, April 19, 1995, at
9:30 a.m., local time. The approximate date of mailing this Proxy Statement and the ac-companying Notice of Annual Meeting and proxy card is March 17, 1995.


                VOTING RIGHTS

     Only stockholders of record at the close of business on March 3, 1995 are entitled to receive notice of and to vote at the Annual
Meeting.  As of such date, there were
10,307,506 shares of the Company's outstand-ing common stock, $.01 par value (the "Common
Stock"). Each share of Common Stock is enti-tled to one vote.

     Each stockholder of record on March 3,
1995 will be sent this Proxy Statement, the accompanying Notice of Annual Meeting, and a proxy card. Any proxy given pursuant to such solicitation which is received in time for the meeting and not revoked will be voted with respect to all shares represented by it and will be voted in accordance with the directions, if any, given in such proxy. If no contrary directions are given, all shares represented by a proxy will be voted FOR the proposal to elect as directors the nominees named in this Proxy Statement, FOR approval of the proposed Director Stock Option Plan, and in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting.


     Any proxy given pursuant to this solici-
tation may be revoked by the person giving it
at any time before it is voted.  A stock-
holder may revoke a proxy by:  (i) delivery
to the Secretary of the Company, at or before
the Annual Meeting, of an instrument revoking
the proxy bearing a date later than the
proxy; (ii) delivery to the Secretary of the
Company, at or before the Annual Meeting, of
a duly executed proxy bearing a later date;
or (iii) attending the Annual Meeting and
giving notice of revocation to the Secretary
of the Company or expressing to the Secretary
of the Company a desire to vote his or her
shares in person in a manner contrary to that
set forth in his or her previous proxy (al-
though attendance at the Annual Meeting will
not in and of itself constitute a revocation
of a proxy).  Any instrument revoking a proxy
should be sent to:  One Price Clothing
Stores, Inc., 1875 East Main Street, Highway
290, Commerce Park, Duncan, South Carolina
29334, Attention:  Secretary.


     The holders of a majority of shares of
Common Stock entitled to vote must be present in person, or represented by proxy, to con-stitute a quorum and act upon the proposed business. Directors are elected by a plural-ity of votes of the shares present in person or represented by proxy at the Annual Meet-ing. The affirmative vote of the holders of a majority of the shares that are present in person or represented by proxy at the Annual
Meeting is required to approve the Company's
Director Stock Option Plan.

     An automated system administered by the
Company's transfer agent tabulates the votes.
Abstentions and broker non-votes are each included in the determination of the number of shares present for purposes of determining a quorum. Each is tabulated separately.
Broker non-votes have no effect upon the election of directors or the proposal to approve the Company's Director Stock Option
Plan. Abstentions have the same effect as a vote against the proposal to approve the Company's Director Stock Option Plan. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld for a nominee for director will be excluded in calculating the votes received in favor of such nominee.


            SECURITY OWNERSHIP OF
   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of
March 3, 1995, except as otherwise noted, information regarding the persons known by the Company to own beneficially more than five percent of the Company's Common Stock.
The table also sets forth the beneficial ownership of the Company's Common Stock by certain persons who served as executive offi-cers for the Company in 1994 and by all direc-tors and executive officers of the Company as a group. Information regarding security ownership of individual directors is included under "Election of Directors" below. Unless otherwise indicated in the notes to the ta-ble, the Company believes that the persons named in the table have sole voting and dispositive power with respect to all of the shares of Common Stock shown as beneficially owned by them.

                                          Shares
Name and Address                         Beneficially           Percentage of Total
of Beneficial Owner                       Owned                 Outstanding Shares

Henry D. Jacobs, Jr.
1875 East Main Street
Highway 290, Commerce Park
Duncan, SC  29334                       2,181,319 (1)                  21.2%

J.P. Morgan & Co. Incorporated(2)
60 Wall Street
New York, NY  10260                     1,687,625 (2)                  16.4%

Moran Asset Management, Inc.             1,029,610 (3)                  10.0%
41 West Putnam Avenue
Greenwich, Connecticut 06830

FMR Corp.
82 Devonshire Street
Boston, Massachusetts 02109               773,200 (4)                   7.5%

All directors and executive             2,633,571 (5)                  25.6%
  officers as a group (10 persons)

George V. Zalitis                          14,700 (6)                    (7)



(1) The figure shown includes 165,000 shares owned by Mr. Jacobs' spouse, as to which he may be deemed to share voting and investment power.

(2) The information regarding beneficial ownership of shares was derived from a letter from report-ing person dated February 17, 1995. According to the letter, the reporting person has sole power to vote with respect to 1,139,775 of the indicated shares and sole dispositive power with respect to all of the indicated shares, and the shares reported may be held by subsidiaries of the reporting person, including Morgan Guaranty
      Trust Company of New York and J.P. Morgan In-vestment Management, Inc.

(3) The information regarding beneficial ownership of shares was derived from the Amendment to
      Schedule 13G of the reporting person dated
      February 9, 1995.

(4) The information regarding beneficial ownership of shares was derived from the Amendment to
      Schedule 13G of the reporting person dated
      February 13, 1995.  According to Schedule 13G:
      (i) Fidelity Management & Research Company ("Fi-delity"), 82 Devonshire Street, Boston, MA
      02109, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of all of the shares shown, as a result of acting as investment adviser to several investment companies registered under
      Section 8 of the Investment Company Act of
      1940; (ii) Edward C. Johnson, III, Chairman of
      FMR Corp., and Abigail P. Johnson each own 24.9% of the outstanding voting common stock of FMR
      Corp., and various Johnson family members and trusts for the benefit of Johnson family members own FMR Corp. voting stock. These Johnson family members form a controlling group with respect to FMR Corp.; (iii) Mr. Edward C.
      Johnson, III, and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the shares owned by the funds; and
      (iv) the power to direct the voting with respect to 773,200 shares resides in the funds' boards of trustees.


(5) Includes 75,750 shares of Common Stock not outstanding as of March 3, 1995, but subject to options presently exercisable. Pursuant to Rule 13d-3(d)(1) promulgated under the
      Securities Exchange Act of 1934, as amended (the
      "Exchange Act"), these shares are deemed outstanding for purposes of calculating the shares of Common Stock beneficially owned by the Company's executive officers and directors.

(6)   Includes 14,700 shares of Common Stock
      not outstanding as of March 3, 1995,
      but subject to options presently
      exercisable.  Pursuant to Rule 13d-
      3(d)(1) promulgated under the Exchange
      Act, these shares are deemed outstanding for purposes of calculating the shares of Common Stock beneficially owned by Mr. Zalitis.

(7)   Less than one percent (1%).


            ELECTION OF DIRECTORS

Information Respecting Nominees for Director

     The Company's By-Laws provide that the
Company shall have at least three and no more than nine directors, the exact number to be determined by resolution of the Board of Directors from time to time. The Board of Directors has, by resolution, established the number of directors at nine. Shares may not be voted cumulatively in the election of directors. Each of the directors elected at the meeting will serve until his or her successor is duly elected and qualified or until his or her earlier resignation or removal in accordance with the Company's By-
Laws.

     Unless the stockholders direct otherwise, it is the intention of the persons named as proxyholders in the enclosed proxy card to vote each of the proxies for the election of the persons named below as directors.
Management of the Company believes that all of the nominees will be available and able to serve as directors, but in the event that any nominee is not available or able to serve, the shares represented by proxies will be voted for such substitute as shall be designated by the Board of Directors.




     The table below sets forth for each
nominee (based upon information supplied by him or her) his or her name, age, positions with the Company, principal occupation and business experience for the past five years, length of service as a director of the Company, and the number of shares, nature of beneficial ownership and percentage of the outstanding shares of Common Stock benefi-cially owned by him or her, all as of March
3, 1995.


                                                                                        Percentage
                                                                        Shares           of Total
                                                        Director     Beneficially       Outstanding
Name and Age             Principal Occupation            Since          Owned            Shares

Henry D. Jacobs, Jr.     Chairman of the Board            1984        2,181,319 (2)        21.2%
       61                and Chief Executive
                         Officer of the Company (1)

Ethan S. Shapiro         President and Chief              1991           75,750 (4)         (16)
       50                Operating Officer of the
                         Company (3)

Raymond S. Waters        Secretary of the                 1984          234,979 (6)         2.3%
       70                Company (5)

David F. Bellet          Chairman of Crown                1988           38,291 (8)         (16)
       48                Advisors Ltd. (7)

Charles D. Moseley, Jr.  General Partner of Noro-         1987           55,168(10)         (16)
       52                Moseley Partners (9)


James M. Shoemaker, Jr.  Member of the law firm           1991           27,000(12)         (16)
       62                of Wyche, Burgess,
                         Freeman & Parham, P.A. (11)

Malcolm L. Sherman       Chairman of K.T. Scott,          1993           10,000             (16)
       63                Ltd. (13)

Cynthia Cohen Turk       President of Marketplace         1994            1,064             (16)
       41                2000 (14)

Laurie M. Shahon         President of Wilton              1994           10,000             (16)
       43                Capital Group (15)
_________________



(1) Mr. Jacobs has served as Chairman of the Board of the Company since 1988 and as Chief Executive
      Officer since 1984. He served as President of the Company from 1984-1988 and from August 1990 to February 1991.

(2) Includes 165,000 shares owned by Mr. Jacobs' spouse, as to which he may be deemed to share voting and investment power.

(3)   Mr. Shapiro has served as President and Chief
      Operating Officer of the Company since February
      1991. Prior to that time, Mr. Shapiro served as President and Chief Operating Officer of the
      Circus World Toys/Playworld Toys division of
      Greenman Bros., Inc., from 1989-1990.  Mr.
      Shapiro was responsible for store operations, distribution, real estate and finance of this 330-store toy retailer.

(4) Includes 75,750 shares not outstanding as of March 3, 1995, but subject to stock options presently exercisable. Pursuant to Rule 13d-3(d)(1) promulgated under the Exchange Act, these shares are deemed outstanding for purposes of calculating Mr. Shapiro's beneficial ownership.

(5) Mr. Waters has served as Secretary of the Company since 1988. He served as Treasurer of the Company from 1984-1992 and as Executive Vice
      President from 1987-1992. Mr. Waters also served as Chief Financial Officer of the Company from 1984-1987 and as Vice President of the Company from 1986-1987.

(6) Includes 75,270 shares owned by Mr. Waters' spouse, as to which he may be deemed to share voting and investment power.

(7)   Mr. Bellet has served as Chairman of Crown
      Advisors Ltd. since 1981.  Crown Advisors Ltd.
      is an investment management firm. Mr. Bellet also serves as director of Pharmaceutical
      Marketing Services, Inc.

(8) The figure shown includes 38,291 shares held in a joint account with Mr. Bellet's wife.

(9)   Mr. Moseley has been a general partner of Noro-
      Moseley Partners, a venture capital
      partnership, since 1983.

(10) The figure shown includes an aggregate of 337 shares owned by Mr. Moseley's spouse, as to which shares he disclaims beneficial ownership.

(11) Mr. Shoemaker has been a member of the law firm of Wyche, Burgess, Freeman & Parham, P.A., since
      1965. Mr. Shoemaker also serves as a director of Palmetto Bancshares, Inc., Ryan's Family
      Steak Houses, Inc. and Span-America Medical
      Systems, Inc.

(12) Includes 4,500 shares owned by Mr. Shoemaker's spouse and 10,500 shares in a trust of which Mr.
      Shoemaker is a Co-Trustee for his adult
      children, as to which he may be deemed to share voting and investment power.

(13)  Mr. Sherman has served since 1991 as Chairman of
      the Board of Directors and a controlling
      shareholder of K.T. Scott, Ltd., a corporation
      which serves as the general partner of K.T.
      Scott, Ltd., a limited partnership engaged in
      the sale of wallpaper and window treatments.
      Mr. Sherman served as President and Chief
      Executive Officer of Morse Shoe, Inc., from June
      1992 to January 1993.   Morse Shoe, Inc., is a
      shoe retailer, importer, and manufacturer.  Mr.
      Sherman served as an independent consultant from January 1991 to June 1992. Prior to that time,
      Mr. Sherman served as Chairman and Chief
      Executive Officer of Channel Home Centers, Inc., from October 1989 to January 1991. Channel Home
      Centers, Inc., operates a retail chain of home supply stores. On January 14, 1992, Channel
      Home Centers, Inc., filed a plan of reor-ganization under Chapter 11 of the Bankruptcy
      Code. Channel Home Centers, Inc., emerged from bankruptcy proceedings in February 1993. Mr.
      Sherman has served as chairman of the Board of Advisors of Gordon Brothers, a jewelry and financial services corporation, since 1994. Mr.
      Sherman also serves as a director of Maxwell
      Shoe Company.

(14)  Ms. Turk has been President of MARKETPLACE
      2000, a marketing and strategy consulting firm. Prior to founding the firm in 1990, she was a Partner of Deloitte & Touche. Ms. Turk is a director of Loehmann's
      Holdings, Inc., L. Luria & Son, Inc., Office Depot, Inc.,
      Spec's Music Stores, Inc., and The Mark Group.

(15)  Since January 1994, Ms. Shahon has served as
      President of Wilton Capital Group, an investment firm. Ms. Shahon served as Managing Director of "21" International Holdings, Inc., a private holding company, from April 1988 to December
      1993. During 1989, she served as Vice Chairman and Chief Operating Officer of Color Tile, Inc., a subsidiary of 21 International Holdings, Inc.
      engaged in the retail marketing of flooring products. From 1980 to 1988, Ms. Shahon served as Vice President of Salomon Brothers Inc., an investment banking firm. Ms. Shahon serves as a director of Arbor Drugs, Inc., a drugstore chain, and Ames Department Stores, Inc., a discount department store chain.

(16)  Less than one percent (1%).

Directors' Fees

     The Board pays directors' fees to its
non-employee directors. In 1994, directors' fees were $15,000, plus $1,000 per day for any special meetings of the Board beyond the four regularly scheduled meetings, and $2,500 for each committee on which such director serves, such amount to be prorated to reflect attendance.


Meetings and Committees

     During the 1994 fiscal year, the Board
of Directors physically met four times and held one meeting in which one or more directors participated by telephone. Each member of the Board attended at least 75% of the total number of meetings of the Board of Directors and committees on which he or she served.

     The Board of Directors has an Audit
Committee, which is responsible for reviewing and making recommendations regarding the
Company's engagement of independent auditors, the annual audit of the Company's financial statements, and the Company's internal accounting practices and policies. The current members of the Audit Committee are David F. Bellet, Malcolm L. Sherman, Cynthia
C. Turk and Raymond S. Waters. Mr. Bellet serves as Chairman of this committee. The
Audit Committee physically met three times during fiscal 1994.

     The Board of Directors also has a
Compensation Committee, the function of which is to make recommendations to the Board of Directors as to the salaries and bonuses of the officers of the Company. The members of the Compensation Committee are Charles D.
Moseley, Jr., Laurie M. Shahon and James M.
Shoemaker, Jr.  Mr. Shoemaker serves as
Chairman of this committee.  The Compensation
Committee held two telephone meetings but did not physically meet during fiscal 1994.

     The Board of Directors also has a Stock
Option Committee, which is authorized to grant options to purchase shares of Common
Stock to any eligible individual pursuant to the Company's 1988 and 1991 Stock Option
Plans.  The Stock Option Committee had
sixteen consent actions without meeting
during fiscal 1994.  The members of the Stock
Option Committee are Henry D. Jacobs, Jr., and Raymond S. Waters. Mr. Waters serves as
Chairman of this committee.

     The Company does not have a nominating
committee of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

     The following directors served on the
Compensation Committee of the Board during fiscal 1994: Charles D. Moseley, Jr., Laurie
M. Shahon and James M. Shoemaker, Jr.  Mr.
Shoemaker serves as Chairman of this
committee. The law firm of Wyche, Burgess, Freeman & Parham, P.A., of which Mr.
Shoemaker is a member, serves as the
Company's general counsel. The following directors served on the Stock Option
Committee of the Board during fiscal 1994:
Henry D. Jacobs, Jr., and Raymond S. Waters.
Mr. Jacobs is Chairman of the Board and Chief
Executive Officer of the Company. Mr. Waters serves as Secretary of the Company.


     Mr. Raymond S. Waters retired from his
positions as Executive Vice President and Treasurer on June 27, 1992.


     In June 1992, the Company and Mr. Waters entered into a deferred compensation agreement for the benefit of Mr. Waters in recognition of his years of service to the Company. This agreement provides that Mr.
Waters will receive deferred compensation payments of $6,250 per month for 120 months upon retirement. The aggregate amount payable under this arrangement is $750,000.
During fiscal 1994, Mr. Waters received
payments aggregating $75,000 pursuant to the agreement.

     Fidelity Management Trust Company, a
wholly-owned subsidiary of FMR Corp., the beneficial owner of 7.5% of the Company's outstanding Common Stock, provides record keeping and trustee services relating to the administration of the Company's 401(k) retirement plan pursuant to an agreement dated March 23, 1992 that is automatically extended for successive one-year terms. This agreement may be terminated by either party upon 60 days written notice. The Company paid Fidelity Management Trust Company an aggregate of $21,750 during fiscal 1994 pursuant to this agreement and expects to pay similar sums to Fidelity in the future for these services.

      EXECUTIVE OFFICERS OF THE COMPANY

The following table provides certain
information regarding the current executive officers of the Company:


                                                                            Percentage
                                                           Shares            of Total
                                                         Beneficially       Outstanding
      Name and Age             Principal Occupation         Owned            Shares

      Henry D. Jacobs, Jr.     Chairman of the Board      2,181,319(1)        21.2%
            (61)                and Chief Executive
                                Officer (1)

      Ethan S. Shapiro         President and Chief           75,750(1)          (2)
            (50)                Operating Officer (1)


      Stephen A. Feldman       Chief Financial Officer          0
            (47)                and Treasurer (3)





(1)   See information under "Election of Directors;
      Information Respecting Nominees for Director".

(2)   Less than one percent (1%).

(3) Mr. Feldman became Chief Financial Officer of the Company January 16, 1995. Prior to that time, Mr. Feldman had served as Senior Vice President-Chief Financial Officer of Bradlees, Inc., a northeastern regional discount department store chain, since 1992. Mr. Feldman served as Vice President-Treasurer for Hills Department Stores, Inc., a midwest regional discount department store chain, from 1985-1992. In February 1991, Hills Department Stores, Inc., filed a plan of reorganization under Chapter 11 of the Bankruptcy Code. Hills Department Stores, Inc., emerged from Bankruptcy proceedings in October 1993.


     Mr. George V. Zalitis served as Chief Financial Officer of the Company from December of 1993 to September 1994, at which time he transferred to the position of Vice
President-Distribution of the Company.


     The executive officers of the Company are appointed by the Board of Directors of the Company and serve at the pleasure of the Board.



      COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation during fiscal years 1994, 1993 and 1992 of each of the individuals who served as the Company's executive officers (the "Executive Officers") during 1994.



                                        SUMMARY COMPENSATION TABLE
                                                      Long Term
                              Annual Compensation     Compensation
                                                      Awards
                                                      Securities
Name and                                              Underlying      All Other
Principal                       Salary    Bonus        Options      Compensation(2)
Position                Year     ($)     ($)(1)          (#)              ($)

Henry D. Jacobs, Jr.    1994   330,013    9,021            0              7,825
 Chairman of the        1993   300,711  127,193            0              8,324
 Board and Chief        1992   285,584  131,366            0             11,781
 Executive Officer

Ethan S. Shapiro        1994   300,000    8,271            0             28,486
 President and Chief    1993   275,710  116,568       27,500             28,936
 Operating Officer      1992   260,081  119,491       10,000             27,127

George V. Zalitis       1994   165,000    4,650            0              2,499
 Chief Financial        1993   158,134   38,750        8,000              2,468
 Officer and Treasurer  1992   120,102   31,335        2,500                  0


(1) The amounts shown for 1994 reflect the peer group portion of bonuses earned with respect to 1993, but paid in 1994. No bonuses were paid to any Executive Officers with respect to 1994.
      The Company's top managers also receive certain non-cash compensation in the form of personal benefits. Although the value of such compensation cannot be determined precisely, the Company has determined that such compensation did not exceed $10,000 as to either of Mr. Jacobs, Mr. Shapiro or Mr. Zalitis, respectively, during any of fiscal years 1994, 1993, or 1992.

(2) "All Other Compensation" for 1994 includes the following: (i) contributions of $1,875, $1,875 and $1,875 to the Company's 401(k) Plan (the
      "Plan") on behalf of Mr. Jacobs, Mr. Shapiro and
      Mr. Zalitis, respectively, to match 1994 pre-tax elective deferral contributions (included under
      Salary) made by each to such Plan; (ii) premium payments of $1,418, $407, and $624 for the benefit of Messrs. Jacobs, Shapiro and Zalitis, respectively, in order to continue a level of life insurance coverage not otherwise available under the Company's standard life insurance plan; (iii) premium payments of $4,532, and $5,244 for the benefit of Messrs. Jacobs and Shapiro respectively, to continue coverage under long term disability policies at levels not otherwise available to salaried employees generally; and, (iv) a premium payment of $20,960 in order to purchase split dollar life insurance coverage in the amount of $1,000,000 on the life of Mr. Shapiro for the benefit of a trust to benefit Mr. Shapiro's son. Mr.
      Shapiro's spouse is trustee of the trust.  The
      Company has agreed to make advances of such insurance premiums until such time as the cash surrender value of the policy is sufficient to fund the premium payments through policy loans.
      The Company is entitled to reimbursement of the amounts advanced, without interest, if Mr.
      Shapiro leaves the employ of the Company or upon the first to occur of (a) the death of Mr.
      Shapiro, or (b) the surrender of the policy.


                    STOCK OPTIONS

No stock options were granted to any of the Company's Executive Officers during fiscal
1994.

  The following table sets forth information with respect to the Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                AND YEAR-END OPTION VALUES

                                                    Number of
                                                    Securities             Value
                                                    Underlying          of Unexercised
                                                    Unexercised         In-the-Money
                                                    Options             Options at
                                                    at 1994 Fiscal      1994 Fiscal
                                                    Year-End             Year-End
                                                        (#)              ($) (1)
                       Shares Acquired    Value
                         on Exercise     Realized   Exercisable/        Exercisable/
Name                         (#)           ($)      Unexercisable       Unexercisable

Henry D. Jacobs, Jr. (2)        0             0                0                     0

Ethan S. Shapiro            7,500      $104,375   39,000/117,750     $148,436/$267,497

George V. Zalitis               0         $   0   14,700/ 19,050     $ 22,050/$ 14,700


(1) The value shown represents the excess of the closing price of the Company's Common Stock on December 30, 1994 over the exercise price of the shares covered by all unexercised options held by the executive officer.

(2) Mr. Jacobs is ineligible to receive stock options under the company's stock option plans.


EMPLOYMENT CONTRACTS AND DEFERRED COMPENSATION ARRANGEMENTS


     All management employees of the Company, including Messrs. Jacobs, Shapiro, Feldman and Zalitis, are parties to employment contracts with the Company, some of which provide for salary continuation for a specified number of months upon termination of employment. In the case of Mr. Jacobs, such agreement provides for the continuation of his base salary for a period of six months after the date of involuntary termination of employment and for salary continuation for a period of two months after the date of voluntary termination of employment with the Company. Mr. Shapiro's employment agreement provides for a continuation of his base salary for twelve months after the date of any termination without cause of his employment with the Company. The employment agreements of Messrs. Feldman and Zalitis provide for a continuance of base salary for periods of up to nine months and for six months, respectively, after the date of any termination of employment without cause with the Company.

     Mr. Waters' deferred compensation
agreement is described under the heading
"Compensation Committee Interlocks and
Insider Participation".

  COMPENSATION COMMITTEE REPORT ON EXECUTIVE
                 COMPENSATION

     Decisions on non-stock compensation of
the Company's executives generally are made by the three-member Compensation Committee of the Board. Each member of the Compensation
Committee is a non-employee director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full
Board, except for decisions about awards under certain of the Company's stock-based compensation plans, which are made by the Stock Option Committee of the Board. The
Compensation Committee and the Stock Option
Committee provide the following joint report.


Compensation Policies Toward Executive Officers

     The Company's executive compensation
policies are designed to provide incentives to meet the Company's annual and long-term performance goals, to recognize individual initiative and achievements, and to provide competitive levels of compensation in order to attract and retain qualified executives.
The Compensation Committee annually reviews the Company's corporate performance and that of its executives and sets target levels of compensation in its discretion. As a result, the Executive Officers' actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon Company-wide and individual performance.


     The Committees believe that stock owner-ship by management and stock-based performance compensation arrangements are useful tools to align the interests of management with those of the Company's stockholders. Accordingly, the Stock Option
Committee grants options to most members of the Company's top management and provides compensation packages based in part upon the Company's performance relative to its competitors as well as personal and earnings goals. The Committees believe that Mr.
Jacobs' substantial equity interest in the Company provides significant incentive for him to promote stockholder value. For this reason, Mr. Jacobs is not eligible to participate in the Company's stock option plans.

     Commencing in 1994, the Omnibus Budget
Reconciliation Act of 1993 denies publicly traded companies the ability to deduct for federal income tax purposes certain compensation paid to top executive officers in excess of $1 million per person. The
Compensation Committee and the Stock Option
Committee intend to administer the Company's executive compensation programs in such a way that compensation for Executive Officers will be fully deductible under the Internal
Revenue Code, including submitting plans for stockholder approval where necessary and determining compensation on an objective basis.



Executive Officer Compensation

     During 1991, the Company engaged an
independent consulting firm to assist the
Compensation Committee in designing an inte-
grated compensation structure to provide
incentives for excellent individual and
corporate performance.  As a result of the
recommendation of the consulting firm, in
January 1994, the Compensation Committee
approved a plan (the "Compensation Plan") by
which the annual compensation of each member
of the Company's top management is
calculated.  The Compensation Plan
establishes a base salary for each
participant which may be augmented in the
following fashion:  (i) if the participant
and the Company meet certain performance
criteria, that participant will receive a
bonus in the amount of a specified percentage
of his or her base salary; (ii) if the
Company performs at a specified level in
comparison with a select group of other
companies in its industry, each participant
will receive a bonus equal to 5% of his or
her base salary.   These performance goals
are set at the beginning of each fiscal year and communicated to the participating members of the Company's management.

     The Compensation Committee believes that operating performance criteria for annual bonuses are more appropriate than criteria based upon the market price of the Common
Stock. This belief is based upon the Compen-sation Committee's view that, although over time the Common Stock's performance tracks the Company's overall performance, this relationship is not sufficiently strong on an intra-year basis to support tying compensation to stock market performance of the Common Stock. Because the criteria for the award of bonuses pursuant to the Compensation Plan were not met during 1994, no bonus awards were made with respect to performance during 1994.


     The 1994 base salary of the Executive
Officers during 1994 increased an average of 7.63% over the previous year's level.
The Committee determined that increases in the base salaries of the Company's Executive
Officers during 1994 were appropriate in light of the rapid expansion of the Company and the resulting increased responsibility of the Company's Executive Officers.

     No Stock Option awards were made in 1994 to any of the Company's Executive Officers in light of the Company's financial performance during 1994.


Mr. Jacobs' 1994 Compensation


     The Compensation Committee's general
approach in setting Mr. Jacobs' target annual compensation pursuant to the Compensation
Plan is to base a significant percentage of Mr. Jacobs' target compensation upon objec-tive long-term performance criteria, and to set a total compensation target that is competitive within the industry. This approach may result in some fluctuations in the actual level of Mr. Jacobs' annual compensation from year to year. The Compen-sation Committee, however, believes that its emphasis upon objective long-term performance criteria appropriately provides incentives to the Company's Executive Officers toward clearly defined long-term goals, while acknowledging the importance to Mr. Jacobs of his having some certainty in the level of his compensation through the base salary compo-nent.

      The Compensation Committee increased
Mr. Jacobs' base salary from $300,711 for 1993 to $330,013 for 1994, an increase of 9.7%, to reward him for increased responsibilities associated with the increase in the size of the Company. During fiscal
1994, Company-wide performance goals consti-tuted 50% of the criteria for Mr. Jacobs' target bonus. These measures of performance were as follows: increase in sales, return on assets, return on equity and earnings per share. The factor given the most weight in Mr. Jacobs' target annual bonus amount was the extent to which the Company met its earnings per share target. The attainment of individual goals constituted 50% of the criteria for Mr. Jacobs' target bonus. Because of the Company's financial performance during 1994, no bonuses were paid to any Executive Officers during 1994.


     Mr. Jacobs' salary and 1993 bonus paid
during 1994 decreased 20.8% over his cash compensation during fiscal 1993. The
Company's earnings per share decreased 50%
during fiscal 1994 as compared to fiscal 1993 and the Company's per share stock price decreased 49.7% from the end of fiscal 1993 to the end of fiscal 1994.

Compensation Committee            Stock Option Committee

James M. Shoemaker, Jr.,           Raymond S. Waters, Chairman
   Chairman                        Henry D. Jacobs, Jr.
Charles D. Moseley, Jr.
Laurie M. Shahon


   COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
  Among One Price Clothing Stores, Inc., Dow Jones Equity Market
    Index and Dow Jones Speciality Apparel Retailer Index


Performance Graph

     A line graph comparing the cumulative
total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return of the Dow Jones
Equity Market Index and the Dow Jones
Specialty Apparel Market Index for that
period is presented below.  The stock
performance shown in the graph below is not necessarily indicative of future price performance.



Table of Information Shown on the Graph:

                              Retail          OPC
               Equity         Specialty      Stock
               Market         Apparel        Prices

1989           100.00         100.00         100.00
1990            95.71          87.66          39.59
1991           124.03         151.69         111.11
1992           138.19         151.24         211.11
1993           151.93         138.81         261.11
1994           153.10         130.22         131.26




The Performance Graph assumes the investment of $100 on September 30, 1989 in the Company's Common Stock, and the reinvestment of any and all dividends.


     PROPOSED DIRECTOR STOCK OPTION PLAN

     The Board of Directors recommends that
the stockholders approve adoption by the Company of the One Price Clothing Stores,
Inc. Director Stock Option Plan (the
"Director Option Plan") under which options covering shares of the Company's Common
Stock, in an amount determined pursuant to a formula, would be granted annually to the non-employee directors of the Company. An aggregate of 105,000 shares of the Company's
Common Stock could be covered by options granted under the Director Option Plan. This maximum number of shares, as well as the number of shares subject to any outstanding option or to be subject to any future option, shall be adjusted to reflect any stock dividend, split or consolidation, merger, reorganization, recapitalization or similar transaction. The Company's shares of Common
Stock do not have preemptive rights.  The
Board recommends approval of the Director
Option Plan because the Board believes the plan will promote the growth and profitability of the Company by increasing the personal participation of non-employee directors in the financial performance of the Company, by enabling the Company to attract and retain non-employee directors of outstanding competence and by providing such directors with an equity opportunity in the Company. The plan shall be administered by the Company's Board of Directors.


     The grant of options under the Director
Option Plan shall be limited to those
directors of the Company who, on the date of grant, are not employees of the Company (each an "Eligible Director").

     The Director Option Plan provides that,
on each Grant Date (as defined below), each Eligible Director shall automatically receive from the Company an option for 1,500 shares of Common Stock with an exercise price per share equal to the average of the high and low sales price per share of the Common Stock on such Grant Date. For purposes of the plan, the Grant Date shall be March 31 of each calendar year commencing with the 1996 calendar year (or, if March 31 is not a business day, the immediately preceding business day).

     The Director Option Plan provides that
each option shall be immediately exercisable commencing on the date of its grant, and at any time and from time to time thereafter until and including the date which is the business day immediately preceding the tenth anniversary of the date of grant of the option.

     Any option granted under the Director
Option Plan shall terminate in full prior to the expiration of its fixed term on the date which is one year after the date the optionee ceases to be a director of the Company for any reason whatsoever. If the optionee shall die while a director of the Company, the director's legatee(s) under his or her last will or the director's personal representative(s) may exercise all or part of the previously unexercised portion of such option at any time within one year after the director's death to the extent the optionee could have exercised the option immediately prior to his or her death.

     The recipient of an option granted under the Director Option Plan will not pay the Company any amount at the time of receipt of the option. The exercise price shall be payable in cash at the time of exercise. Any such option may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an option shall not affect the right to exercise the option for the remaining shares subject to the option.

     The shares subject to any option or
portion thereof that terminates shall no longer be charged against the 105,000 share limitation and may again, subject to such limitation, become shares available for purposes of the Director Option Plan.

     An option granted to a participant under the Director Option Plan shall not be transferable by him or her except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as a Amended, or Title I of the Employee Retirement Income Security Act, or the rules and regulations thereunder.

     Under current law, for Federal income
tax purposes, the director will not be taxed upon the grant of an option under the Director Option Plan. Upon exercise of any such option, the participant generally will recognize ordinary income equal to the difference between the Common Stock's fair market value on the date of exercise and the exercise price. Generally, the Company will receive a deduction for the amount the participant reports as ordinary income arising from the exercise of the option.
Upon a subsequent sale or disposition of the stock, the holder will generally have taxable income equal to any excess of the selling price over the fair market value at the date of exercise.

     Generally, the Board may amend or
terminate the Director Option Plan, except that, in addition to Board approval, a majority shareholder approval vote would be required if the amendment would: (i) materially increase the benefits accruing to directors; (ii) increase the number of securities issuable under the plan (other than an increase pursuant to the anti-dilution provisions thereof); (iii) change the class of individuals eligible to receive options under the plan; or (iv) otherwise materially modify the requirements for eligibility under the plan.


     The Director Option Plan shall terminate at the close of business on April 18, 2005, and no option shall be granted under it thereafter, but such termination shall not affect any option theretofore granted under the plan.

     On March 31, 1996, seven directors of
the Company will be Eligible Directors for purposes of the Director Option Plan. Mr.
Jacobs and Mr. Shapiro will not be eligible as they are employees of the Company.

                           New Plan Benefits
                                                    Subsequent Per
                             1996 Option          Year Options Number
   Name and Position       Number of Shares         of Shares

   Raymond S. Waters           1,500                  1,500
   Secretary and
   Director

   David F. Bellet             1,500                  1,500
   Director

   Charles D. Moseley,         1,500                  1,500
   Jr.
   Director

   James M. Shoemaker,         1,500                  1,500
   Jr.
   Director

   Malcolm L. Sherman          1,500                  1,500
   Director

   Cynthia Cohen Turk          1,500                  1,500
   Director

   Laurie M. Shahon            1,500                  1,500
   Director

   Current Executive            0(1)                   0(1)
   Officers as a group

   Non-Executive              10,500                 10,500
   Director Group(1)

   All Employees,               0(1)                   0(1)
   Excluding Executive
   Officers, as a Group





(1)Employees of the Company are not eligible to participate in the Director Option Plan.

     Each of the Eligible Directors can be
deemed to have an interest in approval of the Director Option Plan.

     As of March 3, 1995, the average of the
closing bid and asked price of a share of the Common Stock of the Company was $7.00.

     The Director Option Plan is being submitted to the stockholders of the Company for approval in order to qualify certain aspects of the operation of the plan and certain of the Company's other option plans for an exemption from the six-month-short-swing-profit rules of the Exchange Act. The
Director Option Plan will not become
effective if the requisite stockholder vote on approval is not obtained.


   STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

     Stockholders wishing to submit a proposal for action at the 1996 Annual Meeting of Stockholders and desiring the proposal to be considered for inclusion in the Company's proxy materials relating thereto must provide a written copy of the proposal to the Company at its principal executive offices not later than November 16, 1995 and must otherwise comply with the rules of the Securities and Exchange Commission relating to stockholder proposals.

            FINANCIAL INFORMATION

     The Company's 1994 Annual Report to
Stockholders is being mailed to the Company stockholders with this Proxy Statement.
The Annual Report is not part of the proxy solicitation material.

     The Company will provide without charge to any stockholder of record as of March 3, 1995, who so requests in writing, a copy of such fiscal 1994 Annual Report or the Company's fiscal 1994 Annual Report on Form
10-K (without exhibits) filed with the
Securities and Exchange Commission. Upon payment of a reasonable copying charge, the Company will provide such stockholder with copies of exhibits to the fiscal 1994 Annual
Report on Form 10-K. Any such request should be directed to One Price Clothing Stores,
Inc., 1875 East Main Street, Highway 290,
Commerce Park, Duncan, South Carolina 29334,
Attention:  Secretary.

                   AUDITORS

     The Board of Directors has appointed the accounting firm of Deloitte & Touche as independent auditors for the Company's 1995 fiscal year. Representatives of Deloitte &
Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.


                   GENERAL

   Management does not know  of any other
matters to be presented at the meeting for action by stockholders. If, however, any other matter requiring a vote of the stockholders is properly presented at the meeting or any adjournment thereof, it is in-tended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

   The Company will pay the cost of
soliciting proxies in the accompanying form.
In addition to solicitation by use of the mail, certain officers and regular employees of the Company may solicit, for no additional compensation, the return of proxies by telephone, telegram, or personal interview.
The Company has requested that brokerage houses and other custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of Common Stock of the Company, and will reimburse them for their reasonable out-of-pocket expenses in so doing. The Company has engaged Corporate Investor Communications to assist in these contacts with brokerage houses, custodians, nominees and fiduciaries for an estimated fee of $2,750 plus reasonable out-of-pocket expenses.

   A list of stockholders entitled to be
present and vote at the meeting will be
available at the offices of the Company, 1875
East Main Street, Highway 290, Commerce Park,
Duncan, South Carolina, for inspection by stockholders during regular business hours from April 7, 1995 to the date of the meeting. The list also will be available during the meeting for inspection by stockholders who are present.

   Whether or not you expect to be present
in person, you are requested to mark, sign, date and return the enclosed proxy card promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

   The above Notice and Proxy Statement are sent by order of the Board of Directors.




                   Raymond S. Waters
                   Secretary





Duncan, South Carolina
March 17, 1995




Washburn  Financial 801 S. McDowell Street, Charlotte, N.C. 29204 Phone: (704)372-5270 Fax Group 4: (704) 374-1889 Group 3
(704) 374-1148 BURRIS 1-MAR-95 21:34  Seq: 1 Clr: 0      File: DASO:(JOBS.PRO.57379)57379PC.TXT:18 Rev:   Chksum: 44107




                                   ONE PRICE CLOTHING STORES, INC.
                                   Annual Meeting, April 19, 1995

          The undersigned stockholder of One Price Clothing Stores,Inc (the"Company"), a Delaware corporation hereby constitutes and appoints Henry D. Jacobs, Jr. and Raymond S. Waters, and each of them, attorneys and proxies on behalf of the undersigned to act and vote at the annual meeting of stockholders to be held at the Greenville
          -Spartanburg Airport Marriott Hotel, I-85 and Pelham Road, Greenville, South Carolina, on April 20, 1994 at
          9:30  a.m., local time, and any adjournment of adjournments thereof, and the undersigned instructs said attorney to vote:


P           1.  ELECTION OF DIRECTORS
R               FOR all nominees listed below (except as marked to the contrary WITHHOLD AUTHORITY to vote for all nominees
O               listed below)
X               David F. Bellet, Henry D. Jacobs, Jr., Charles D. Moseley, Jr., Laurie M. Shahon, Ethan S. Shapiro, Malcolm L.
Y               Sherman, James M. Shoemaker, Jr., Cynthia Cohen Turk and  Raymond S. Waters


Please sign     (INSTRUCTIONS: To withhold authority to vote for an individual nominee write that nominee's name in the space
on reverse      provided below).
side and
return in       2.  Vote on proposal to approve the Company's Director Stock Option Plan
the enclosed          FOR                  AGAINST                  ABSTAIN
postage-paid
envelop         3. At their discretion upon south other mattes as may come before the meeting.


         Either of said attorneys and proxies who shall be present and acting as such at the meeting or any adjournment of adjournments thereof (or, it only one  such attorney and proxy may be present and acting, then that one) shall have and may exercise all the powers hereby conferred.

                                                 (over)





Washburn  Financial 801 S. McDowell Street, Charlotte, N.C. 29204 Phone: (704)372-5270 Fax Group 4: (704) 374-1889 Group 3
(704) 374-1148 BURRIS 1-MAR-95 21:34  Seq: 1 Clr: 0      File: DASO:(JOBS.PRO.57379)57379PC.TXT:18 Rev:   Chksum: 44107





                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ONE PRICE CLOTHING STORES, INC.
       IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE
                REVERSE SIDE OF THIS PROXY AND FOR APPROVAL OF THE COMPANY'S PROPOSED DIRECTOR STOCK OPTION PLAN.

      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated March 17, 1995 and the
      Proxy Statement furnished therewith.

                                                                        Date this______ day of _______ 1995

                                                                        ___________________________________
                                                                                  (Signature)

                                                                        ___________________________________

                                                                        Note: Signature should agree with name
                                                                        on stock certificate as printed thereon.
                                                                        Executors, administrators, trustees and
                                                                        other fiduciaries should so indicate when
                                                                        signing. If a corporations, please sing full
                                                                        corporate name by President and other authorized
                                                                        officer.  When shares are held jointly, both
                                                                        should sign. If a partnership, please sign the name
                                                                        by authorized person.

                            Please date, sign and return this Proxy. Thank You.

